Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

November 13, 2024

Mithril LP

By:	Mithril GP LP
Its:	General Partner

By:	/s/ Ajay Royan
Ajay Royan, Authorized Person

Mithril GP LP

By:	/s/ Ajay Royan
Ajay Royan, Authorized Person

Mithril II LP

By:	Mithril II GP LP
Its:	General Partner
By:	Mithril II UGP LLC
Its:	General Partner

By:	/s/ Ajay Royan
Ajay Royan, Managing Member

Mithril II GP LP

By:	Mithril II UGP LLC
Its:	General Partner

By:	/s/ Ajay Royan
Ajay Royan Managing Member

Mithril II UGP LLC

By:	/s/ Ajay Royan
Ajay Royan, Managing Member

/s/ Ajay Royan
Ajay Royan

/s/ Peter Thiel
Peter Thiel